Consent of Independent Registered Public Accounting Firm

The Shareholders and Board of Trustees
AllianceBernstein Corporate Shares:

We consent to the use of our report, incorporated herein by reference, dated May 17, 2006, for AllianceBernstein Corporate Income Shares, a series of AllianceBernstein Corporate Shares, as of May 17, 2006 and to the references to our firm under the headings "Independent Registered Public Accounting Firm" and "Financial Statements and Report of Independent Registered Public Accounting Firm" in the Statement of Additional Information.



                                             KPMG LLP


New York, New York
May 17, 2006